UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                                December 23, 2002
                ------------------------------------------------
                Date of Report (date of earliest event reported)

                          Momentum Holdings Corporation
                -------------------------------------------------
              Exact Name of Registrant as Specified in its Charter


  Delaware                         000-23873              13-4099008
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State or other                   Commission File         IRS Employer
Jurisdiction of                                          Identification
 Incorporation                                              Number

                      477 Madison Avenue, 12th Floor 10022
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            Address of Principal Executive Office, Including Zip Code

                                 (212) 308-8700
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               Registrant's Telephone Number, Including Area Code


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Item 2 and 5.  Acquisition or Disposition of Assets and Other Events.

         On December 23, 2002, the Registrant executed a Share Exchange Agreement with WorldLink Technologies, Inc., a Florida corporation ("Worldlink") to exchange (the "Exchange") all of WorldLink's 79,060,292 issued and outstanding shares of common stock for 23,999,999 newly-issued shares of the Registrant's common stock, par value $.001 per share (the "Exchange Shares").

         The delivery of the Exchange Shares is subject to reduction based upon WorldLink's revenues and total assets to be reported in WorldLink's audited financial statements for the year ending December 31, 2001 and the unaudited financial statements for the nine (9) months ending September 30, 2002 (the "Financial Statements"). The number of Exchange Shares to be issued to WorldLink shall be reduced by 75,000 shares for each $100,000 that revenues are less than $7,000,000 and reduced by 75,000 shares for each $100,000 that total assets are less than $13,000,000, respectively, in the Financial Statements.

Item 7(C) Exhibits

         99.1 Stock Purchase Agreement executed December 20, 2002.



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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 6, 2003


                                                      Momentum Holdings
                                                      Corporation, Inc.

                                                      By: /s/  Anthony R. Russo
                                                      -----------------------
                                                      Name: Anthony R. Russo
                                                      Title:  President, CEO